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                                                                   EXHIBIT 10.15


                      FIRST AMENDMENT TO CREDIT AGREEMENT


         This FIRST AMENDMENT TO CREDIT AGREEMENT is made and entered into effective as of the 12th day of March, 1997 (this "Amendment") among DLB OIL & GAS, INC., a corporation formed under the laws of the State of Oklahoma (the "Borrower"); each of the lenders that is or become a party to the Credit Agreement (defined below) (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); and THE CHASE MANHATTAN BANK, a New York banking corporation (in its individual capacity, "Chase"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").


                                R E C I T A L S


         A. The Borrower, the Agent and the Lenders have entered into that certain Credit Agreement dated as of March 5, 1997 (The "Credit Agreement"), pursuant to which the Lenders agreed to make certain loans to and extensions of credit on behalf of the Borrower upon the terms and conditions as provided therein.

         B. The Borrower and the Lenders now desire to make certain amendments and supplements to the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the parties hereto now agree as follows:

         Section 1. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. Section 1.02 of the Credit Agreement is hereby supplemented, where alphabetically appropriate, with the addition of the following definitions:

                  "Escrow Obligation" shall mean all of Borrower's obligations under that certain Escrow Agreement dated March 12, 1997 among Borrower, Texaco and The Chase Manhattan Bank as escrow agent.

                  "Texaco Plugging and Abandonment Obligation" shall mean all obligations of Borrower with respect to plugging, replugging and abandonment the oil and gas wells and injection and disposal wells owned or operated by Borrower and related to the West Cote Blanche Bay property purchased from Texaco, (i) encompassed within the definition of "Assumed Obligations" in the Texaco Purchase Agreement, and (ii) encompassed within Section 2.7 (b) of the Texaco Purchase Agreement.

                  "WRT Plan" shall mean that certain Second Amended Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code regarding WRT Energy Corporation, as debtor, under Case No. 96BK50212.


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         Section 2. Clause (b) of the definition of the term "Excess Cash Flow"
is amended in its entirety to hereafter read as follows:

                  "(b) the sum of (i) the greater of (x) one quarter of the scheduled Capital Expenditures (excluding capitalized interest and general and administrative expenses) for the current fiscal year as set forth in the most recently delivered Reserve Report and (y) the amount of cash actually expended by the Borrower and its Subsidiaries in such period with respect to such Capital Expenditures; provided, however that the total amount of Capital Expenditures deducted pursuant to this clause (i) for any fiscal year of the Borrower and its Subsidiaries shall not exceed the total amount of Capital Expenditures as set forth on such Reserve Report; and (ii) the aggregate amount of Debt Service for such period."

         Section 3. Subsection 2.09(a) is amended by deleting "$85,000,000" in the second line thereof and inserting in lieu thereof the figure $80,000,000.

         Section 4. Subsection 6.04(b) is hereby amended in its entirety to hereafter read as follows:

                  "(b)     Simultaneously with such funding the Borrower shall
         have purchased the Texaco Property."

         Section 5. Section 7.07 is hereby amended in its entirety to hereafter read as follows:

         "Section 7.07. Use of Loans. Until such time as the Borrowing Base is reduced to the Threshold Amount, the proceeds of the Loans shall be used solely to purchase the Texaco Properties, refinancing of assets acquired prior to the Closing Date, Capital Expenditures permitted under Section 9.23 and for the Borrower's general working capital. After the Borrowing Base has been reduced to the Threshold Amount the proceeds of the Loans may be used for the Borrower's general corporate purposes, including, without limitation, the exploration, acquisition and development of direct oil and gas interest and the acquisition of Persons owning direct oil and gas interests. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock (except the WRT Energy Corporation 13 7/8% Senior Notes listed in Schedule 9.03 hereof)."

         Section 6. Subsection 7.10(f) is hereby amended in its entirety to hereafter read as follows:





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                "(f)   Following the Borrower's acquisition of the Texaco
Property or Other Acquisition, the representations contained in this Section
7.10 shall be true and correct with respect to such Texaco Property or Properties acquired pursuant to the Other Acquisition except as follows:

                  (i) The Borrower may have the Texaco Plugging and Abandonment Obligation.

                  (ii) The Borrower may grant a security interest and
                       assignment of the production proceeds from the West Cote Blanche Bay property purchased from Texaco in favor of Texaco to secure an aggregate amount of up to $15,000,000 incurred in connection with the Texaco Plugging and Abandonment Obligation and the Escrow Obligation."

         Section 7. Section 7.21 is hereby amended by adding the words "other than the Texaco Purchase Agreement" at the end of that paragraph.

         Section 8. A new Section 7.24 is hereby added to hereafter read as follows:

                  "Section 7.24 Certain representations regarding the Texaco Property. Upon the Borrower's acquisition of the Texaco Property the Borrower represents that it shall have obtained all Governmental and other approvals other than approval from the Louisiana State Mineral Board (which approval should be obtained within 30 days from date of acquisition), the Texaco Properties will be free and clear of all encumbrances other than the lien in favor of Texaco described in Section 7.10(f)(ii) and the obligation to contribute the Texaco Property to WRT Energy Corporation pursuant to the WRT Plan. Further Borrower represents that following the acquisition of the Texaco Property the Borrower will have no material continuing obligations to Texaco other that the Plugging and Abandonment Obligations, the Escrow Obligations and obligations referred to in the Global Settlement referred to in the Texaco Purchase Agreement."

         Section 9. Subsection 8.07(a) is hereby amended by adding the words "other than the West Cote Blanche Bay property purchased from Texaco," in the second line thereof following the figures $100,000,"

         Section 10. Section 8.07 is amended by adding the following additional clauses (c) and (d) to hereafter read as follows:

                "(c)   Within 10 Business Day following confirmation of the WRT
Plan, the Borrower will grant a first and prior security interest to the Agent as security for the Indebtedness in all common stock and other securities of WRT Energy Corporation or its





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successors received and to be received by the Borrower pursuant to the WRT
Plan, such security interest to be in a form and substance satisfactory to the Agent."

                  "(d) Upon the earlier to occur of (i) the conversion of the WRT Chapter 11 bankruptcy proceeding to a Chapter 7 proceeding, (ii) the Borrower withdrawing from the WRT Plan, and (iii) the passing of one (1) year from the Closing Date without confirmation of the WRT Plan, Borrower will grant a security interest, mortgage or other appropriate Lien in a form and substance satisfactory to the Agent, as security for the Indebtedness, in the following:

                 (i) the Texaco Property, such Lien to be subject to the Lien in favor of Texaco described in Section 7.10(f)(ii) and to the consent of Texaco called for in the Texaco Purchase Agreement, which consent Borrower agrees to use its best efforts to obtain;

                 (ii) all of the 13-7/8% Senior Notes of WRT Energy Corporation due 2002 owned by the Borrower including, without limitation, those described in Schedule 9.03 hereof."

         Section 11. Section 9.01 is hereby amended by adding a new clause (i) to hereafter read as follows:

                 "(i)  the Texaco Plugging and Abandonment Obligation."

         Section 12. Section 9.02 is hereby amended by adding a new clause (e) to hereafter read as follows:

                  "(e) A security interest and assignment of the production proceeds from the West Cote Blanche Bay property purchased from Texaco to secure the Texaco Plugging and Abandonment Obligation and the Escrow Obligation."

         Section 13. Section 9.16 is hereby amended by deleting the word "and" immediately prior to clause (iii) in the fifth line thereof and adding the following after the word "aggregate" at the end of the paragraph "and (iv) transfer of the Texaco Property, the 13-7/8% Senior Notes of WRT Energy Corporation due 2002 described in Schedule 9.03 hereto and the mechanics and materialman liens described in Schedule 9.03 hereto to WRT Energy Corporation upon confirmation of WRT Plan."

         Section 14. Section 9.19 is amended by adding the following words at the beginning of the sentence "Except for stock of WRT Energy Corporation acquired pursuant to the WRT Plan,".

         Section 15. Section 9.20 is hereby amended by adding the following words at the beginning of the sentence "Except as provided in the Texaco Purchase Agreement,".

         Section 16.   Section 9.23 is amended by deleting the words "sum of
(i)" in the third line and also deleting the words "and (ii) $5,000,000" at the end of the paragraph.




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         Section 17. This Amendment shall become binding when the Agent shall have received the following:

               (a) counterparts of this Amendment executed by the Borrower and the Lenders;

               (b) any fees due the Agent and Bank of Oklahoma as provided in the amendment of even date herewith to the Fee Letter; and

               (c) such other documents as the Agent or its counsel may reasonably request.

         Section 18. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

         Section 19. The Borrower hereby reaffirms that as of the date of this Amendment, the representations and warranties made by the Borrower in Article VII of the Credit Agreement as hereby amended are true and correct on the date hereof as though made on and as of the date of this Amendment.

         Section 20. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 21. Reference o and Effect on Credit Agreement.

               (a) On or after the date first written above, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or works of like import, and each reference to the Credit Agreement in any certificate or other document or instrument delivered in connection therewith, shall mean and be a reference to the Credit Agreement as amended hereby.

               (b) Except as specifically amended above, the Credit Agreement is and shall continue to be in full force and effect and is hereby rarified and confirmed.

         Section 22. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature shall be effective as a counterpart.

         Section 23. THE CREDIT AGREEMENT, THIS AMENDMENT, THE NOTES THE FEE LETTER AND THE SECURITY INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES.




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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first above written.

BORROWER:                                 DLB OIL & GAS, INC.



                                          By: /s/ RONALD D. YOUTSEY
                                             ----------------------------------
                                          Name:  Ronald D. Youtsey
                                          Title: Chief Financial Officer


AGENT AND LENDER:                         THE CHASE MANHATTAN BANK



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:


                                          BANK OF OKLAHOMA, N.A.



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:






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